Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 'I to the Registration Statement of Car Charging Group, Inc. on Form S-1 to be filed on or about May 12, 2014 of our report dated May 2, 2014, on our audit of the consolidated financial statements as of December 31, 2013 and for the year ended December 31, 2013. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP
Iselin, New Jersey
May 12, 2014